UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 26, 2011

VENTURA ASSETS LIMITED
(Exact name of registrant as specified in its charter)

Colorado	000-53186	37-1441050
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5190 N. Central Expressway, Suite 900, Dallas, Texas	75206-5141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(214) 855-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant

On October 26, 2011, Ventura Assets Limited (the “Company”) executed a letter agreement engaging Turner, Stone & Company, L.L.P. (“Turner Stone”) as its independent registered public accounting firm, and terminated the engagement of its former independent registered public accounting firm, Rosenberg Rich Baker Berman & Company (“RRBB”) for geographic convenience.  RRBB was engaged on April 25, 2011 and therefore was never required to render a report on the Company’s financial statements.

The decision to engage Turner Stone was approved by Nathan Halsey, the sole member of the Company’s Board of Directors.

To the knowledge of current Company management, there were no disagreements with RRBB on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of RRBB, would have caused it to make reference to the matter in a report on the Company’s financial statements.  The Company has provided RRBB with a copy of this Report and requested that it furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.    A copy of RRBB’s letter provided in response to the Company’s request, dated November 1, 2011, is filed as Exhibit 16.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d)  The following exhibits are filed with this Report on Form 8-K.

Exhibit	Description
16.1	Letter from Rosenberg Rich Baker Berman & Company dated November 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2011	VENTURA ASSETS LIMITED

By: /s/ Nathan Halsey
Nathan Halsey,
President, Chief Executive Officer
and Secretary